UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):     October 3, 2006

                                DERMISONICS, INC.
                                -----------------
             (Exact name of registrant as specified in its charter)

               Nevada                   000-32903               98-0233859
               ------                   ---------               ----------
   (State or other jurisdiction        (Commission             IRS Employer
        of incorporation)              File Number)         Identification No.)


(Address of principal executive offices) (Zip Code): 2 Park Plaza, Suite 450, Irvine, CA 92614

Registrant's telephone number, including area code: 949-733-1101


                 ----------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01    REGULATION FD DISCLOSURE.

      On October 3, 2006, Dermisonics, Inc. issued a press release (the "Press Release") announcing the successful results of its HPT-3B human pilot trial of its proprietary U-Strip transdermal drug delivery in patients with Type-2 diabetes. This trial demonstrated that conventional passive transdermal patches loaded with insulin would not allow the transfer of insulin through the skin passively. The successful results of this test were significant because they demonstrated that the insulin molecule is too large for passive transdermal transport. In other words, a passive patch will not allow insulin to be absorbed into the body; Dermisonics believes only the U-Strip system, where the insulin-loaded patch is combined with the Company's ultrasound transducer to enlarge the skin pores, has been effective in insulin transdermal delivery. A copy of the Press Release is furnished as Exhibit 99.1 to this report.

      The information in this report shall not deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

      (c)   Exhibits. Furnished pursuant to Items 2.02 and 7.01.

      99.1  Press release by Dermisonics, Inc. issued on October 3, 2006.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         DERMISONICS, INC.


Date: October 3, 2006                    By: /s/ Bruce H. Haglund
                                            --------------------------
                                         Bruce H. Haglund,
                                         Chairman